EXHIBIT 10 - CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 7, 1995, with respect to Equitable Life Insurance Company of Iowa and Equitable Life Insurance Company of Iowa Separate Account A in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 33-79170) and related Prospectus of Equitable Life Insurance Company of Iowa Separate Account A.




ERNST & YOUNG LLP
February 7, 1996